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                                                              EXECUTION COPY
                                                              EXHIBIT 4.05

                     THIRD AMENDMENT TO CREDIT AGREEMENT


        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1995 (this "Amendment"), is among COMSHARE, INCORPORATED, a Michigan corporation (the "Company"), the Banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, formerly known as NBD Bank, N.A., as agent for the Banks (in such capacity, the "Agent").


                                   RECITALS

        A. The Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of October 31, 1994, as amended by a First Amendment to Credit Agreement dated May 19, 1995 and a Second Amendment to Credit Agreement dated July 31, 1995 (the "Credit Agreement").

        B. The Company has requested that the Agent and the Banks amend the Credit Agreement as set forth herein, and the Agent and the Banks have agreed to do so.


                                    TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.      AMENDMENTS.  The Credit Agreement is amended as follows:

        1.1 The definition of "Adjusted Tangible Net Worth" in Section 1.1 is amended by adding the following to the end thereof:

                "and plus (c) to the extent deducted in determining the Consolidated Net Worth of the Company and its Subsidiaries, the amount of the 1995 Write Off."

        1.2 The definition of "EBIT" in Section 1.1 is amended by adding the following to the end thereof:

                "and (iv) the 1995 Write Off."

        1.3 The following definition is hereby added to Section 1.1 in appropriate alphabetical order:


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                "1995 Write Off" shall mean the amount of the non-cash write off of capitalized software by the Company to be taken in the fourth calendar quarter of 1995, and it is acknowledged and agreed by the Company that the pre-tax amount of such write off shall not exceed $25,000,000.

        1.4 Reference in Section 5.2(b) to "2.95" shall be deleted and "2.5" shall be substituted in place thereof.

        1.5 Clause (vi) of Section 5.2(c) is restated in its entirety to read as follows:

                (vi) As of the last day of any fiscal quarter thereafter, the sum of $28,755,000 plus (x) 50% of the Consolidated Net Income of the Company and its Subsidiaries, such Consolidated Net Income to be added as of the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 1995, provided that if such Consolidated Net Income is less than zero for any fiscal quarter, the amount added for such fiscal quarter shall be zero, and plus (y) 100% of the proceeds (net of any investment banking fees, attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees and other costs and expenses actually incurred in connection with any offering of capital stock) of any capital stock or other equity securities (including without limitation any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock, excluding, however, any of the foregoing, including any capital stock or other equity securities, which are sold to any director, officer or other employee of the Company pursuant to any stock option plan or other benefit or compensation plan for any director, officer or employee of the Company) of the Company offered or otherwise sold at any time after November 1, 1995.

        1.6 It is acknowledged by all parties hereto that the Commitment of Society Bank is hereby terminated and Society Bank shall no longer be a party to the Credit Agreement. Society Bank is signing this Amendment for the purpose of agreeing that it shall no longer be a party to the Credit Agreement, and the Company and NBD Bank shall be the only remaining parties at this time, to the Credit Agreement. On or within five days of the date hereof, the Company shall pay any amounts that may be owing to Society Bank pursuant to the Credit Agreement.

        1.7 From and after the date hereof and until such time any other lender, if any, other than NBD Bank, becomes a Bank under the Credit Agreement, all references in the Credit Agreement to "each Bank", "Banks", "such Bank", "Required Banks" or any similar references shall be deemed to refer to NBD Bank only.



THIRD AMENDMENT TO CREDIT AGREEMENT                                     Page 2
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ARTICLE II.     REPRESENTATIONS.  The Company represents and warrants to the
Agent and the Banks that:

        2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

        2.2 This Amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof.

        2.3 After giving effect to the amendments herein contained, the warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

ARTICLE III.    MISCELLANEOUS.

        3.1 The Company agrees to pay an amendment fee in the amount of $6,500 to NBD Bank on the date hereof.

        3.2 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

        3.3 The Company agrees to pay and to hold the Agent and the Banks harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents and releasing the liens and security interests.

        3.4 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements (which have not been previously terminated) executed by the Company in connection with the Credit Agreement in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

        3.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


THIRD AMENDMENT TO CREDIT AGREEMENT                                    Page 3

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        IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed and delivered as of the date set forth above.

                                     COMSHARE, INCORPORATED


                                     By: Kathryn Jehle
                                         ------------------------------
                                         Its: Senior Vice President and
                                              Chief Financial Officer
                                              -------------------------


                                     NBD BANK, formerly known as NBD Bank, N.A.,
                                     Individually as a Bank and as Agent




                                     By: Kelly J. Cotton
                                         ------------------------------
                                         Its: Vice President
                                              -------------------------



                                     SOCIETY BANK


                                     By: Michael F. Nold
                                         ------------------------------
                                         Michael F. Nold
                                         Its: Executive Vice President
                                              -------------------------
















THIRD AMENDMENT TO CREDIT AGREEMENT                                       Page 4






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                               NOTICE OF WAIVER

To:  Comshare, Incorporated
     555 Briarwood Circle
     Ann Arbor, Michigan  48108

        Under Section 5.2(i) of the Amended and Restated Credit Agreement among Comshare, Incorporated, NBD Bank and Society Bank, Michigan and NBD Bank, as agent, dated October 31, 1994 (as amended, the "Agreement"), Comshare is prohibited from making any payments to shareholders in the form of dividends (other than soley in stock), redemptions or purchases of stock.

        Comshare, Incorporated intends to declare a three-for-two split (the "Split") subject to approval of its shareholders at the annual meeting on November 18, 1995, payable on November 20, 1995. In connection with the Split, Comshare intends to pay shareholders in cash for any fractional shares (all such payments referred to as the "Cash Redemptions").

        The Banks hereby waive Section 5.2(i) of the Agreement for the sole purpose of permitting the Cash Redemptions, provided that (a) the aggregate amount of the Cash Redemptions does not exceed $500,000 and (b) at the time such Cash Redemptions are to be paid, no Default or Event of Default exists or would be caused thereby.

        Except as modified hereby, the Agreement and all agreement and documents executed in connection thereby are hereby ratified and confirmed and shall continue in full force and effect. The terms used but not defined herein shall have their respective meanings ascribed thereto in the Agreement.

NBD BANK, as a Bank and as Agent               SOCIETY BANK, MICHIGAN

By:  Kelly J. Cotton                           By: Michael F. Nold
     ---------------------------                   ---------------------------
  Its: Vice President                            Its: Executive Vice President
       -------------------------                      ------------------------

Accepted and agreed:

COMSHARE, INCORPORATED                         CSI INTERNATIONAL HOLDINGS, INC.


By:  Kathryn Jehle                             By: Kathryn Jehle
     ---------------------------                   ---------------------------
  Its: Senior Vice President and                 Its: Vice President and
       Chief Financial Officer                        Treasurer
       -------------------------                      ------------------------